

PROSPECTUS SUPPLEMENT                                              FILE NO. 333-44173
(TO THE PROSPECTUS DATED JANUARY 29, 1998 AND PROSPECTUS               RULE 424(B)(3)
SUPPLEMENT DATED MARCH 12, 1998)
PROSPECTUS NUMBER: 1742




                           MERRILL LYNCH & CO., INC.
                          MEDIUM-TERM NOTES, SERIES B
                   DUE NINE MONTHS OR MORE FROM DATE OF ISSUE
                              FLOATING RATE NOTES



PRINCIPAL AMOUNT:       $26,000,000                ORIGINAL ISSUE DATE:              July 31, 1998


CUSIP NUMBER:           59018S M27                 STATED MATURITY DATE:             July 31, 2001


INTEREST CALCULATION:                              DAY COUNT CONVENTION:
/x/ REGULAR FLOATING RATE NOTE                     /x/ ACTUAL/360
/ / INVERSE FLOATING RATE NOTE                     / / 30/360
(FIXED INTEREST RATE):                             / / ACTUAL/ACTUAL


INTEREST RATE BASIS:
/x/ LIBOR                                          / / COMMERCIAL PAPER RATE
/ / CMT RATE                                       / / ELEVENTH DISTRICT COST OF FUNDS RATE
/ / PRIME RATE                                     / / CD RATE
/ / FEDERAL FUNDS RATE                             / / OTHER (SEE ATTACHED)
/ / TREASURY RATE
DESIGNATED CMT PAGE:                               DESIGNATED LIBOR PAGE:
CMT TELERATE PAGE:                                 LIBOR TELERATE PAGE: 3750
CMT REUTERS PAGE:                                  LIBOR REUTERS PAGE:


INDEX MATURITY:         Three Months               MINIMUM INTEREST RATE:            Not Applicable


SPREAD:                 0.070%                     MAXIMUM INTEREST RATE:            Not Applicable


INITIAL INTEREST RATE:  5.7575%                    SPREAD MULTIPLIER:                Not Applicable


INTEREST RESET DATES:   Quarterly, on the 31st of January, April, July and October, commencing October 31,
                        1998; subject to modified following business day convention.


INTEREST PAYMENT DATES: Quarterly, on the 31st of January, April, July and October, commencing October 31,
                        1998; subject to modified following business day convention.


REPAYMENT AT THE
OPTION OF THE HOLDER:   The Notes cannot be repaid prior to the Stated Maturity Date.


REDEMPTION AT THE
OPTION OF THE COMPANY:  The Notes cannot be redeemed prior to the Stated Maturity Date.


FORM:                   The Notes are being issued in fully registered book-entry form.


TRUSTEE:                The Chase Manhattan Bank


DATED:                  July 28, 1998

